Exhibit 24
POWER OF ATTORNEY
KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Harris Corporation, a Delaware corporation, with respect to the fiscal year ended July 1, 2016, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Date: August 27, 2016.

/s/ WILLIAM M. BROWN	/s/ VYOMESH I. JOSHI
William M. Brown	Vyomesh I. Joshi
Chairman, President and Chief Executive Officer	Director

/s/ RAHUL GHAI	/s/ KAREN KATEN
Rahul Ghai	Karen Katen
Senior Vice President and Chief Financial Officer	Director

/s/ TODD A. TAYLOR	/s/ LESLIE F. KENNE
Todd A. Taylor	Leslie F. Kenne
Vice President, Principal Accounting Officer	Director

/s/ PETER W. CHIARELLI	/s/ DAVID B. RICKARD
Peter W. Chiarelli	David B. Rickard
Director	Director

/s/ THOMAS A. DATTILO	/s/ JAMES C. STOFFEL
Thomas A. Dattilo	James C. Stoffel
Director	Director

/s/ TERRY D. GROWCOCK	/s/ GREGORY T. SWIENTON
Terry D. Growcock	Gregory T. Swienton
Director	Director

/s/ LEWIS HAY III	/s/ HANSEL E. TOOKES II
Lewis Hay III	Hansel E. Tookes II
Director	Director